Exhibit 5.1

July 16, 2018
Redfin Corporation
1099 Stewart Street, Suite 600
Seattle, WA 98101

Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) filed by Redfin Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about July 16, 2018 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to 4,025,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Stock”) that may be issued by the Company; (ii) up to $143,750,000 of the Company’s convertible senior notes due 2023 (the “Debt Securities”) issuable pursuant to an indenture in the form filed with the Registration Statement (the “Indenture”) between the Company and Wells Fargo, National Association, as trustee (the “Trustee”); and (iii) shares of the Company’s Common Stock issuable upon conversion of the Debt Securities (the “Conversion Stock” and together with the Stock and the Debt Securities, the “Securities”).
In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)	The Company’s Restated Certificate of Incorporation filed with and certified by the Secretary of State of the State of Delaware on August 2, 2017 (the “Restated Certificate”).

(2)	The Company’s Restated Bylaws, certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Restated Bylaws”).

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)
The prospectus prepared in connection with the Registration Statement for registration of the Stock (the “Equity Prospectus”) and the prospectus prepared in connection with the Registration Statement for registration of the Debt Securities and Conversion Stock (the “Debt Prospectus” and, together with the Equity Prospectus, the “Prospectuses.”)

(5)
Minutes of meetings and actions by written consent of the Company’s Board of Directors and authorized committees thereof (together, the “Board”) and the Company’s stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate and the Restated Bylaws were approved.

(6)	Minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the sale and issuance of the Securities were adopted and approved.

(7)	The form of Indenture that was filed with the Registration Statement.

July 16, 2018

(8)
The stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, dated July 9, 2018, verifying the number of the Company’s issued and outstanding shares of each class of capital stock as of July 6, 2018, and a statement prepared by the Company as to the number of issued and outstanding options, restricted stock units and any additional shares of capital stock reserved for future issuance in connection with the Company’s 2017 Equity Incentive Plan, 2017 Employee Stock Purchase Plan and Amended and Restated 2004 Equity Incentive Plan as of July 12, 2018).

(9)
A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 16, 2018, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(10)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination, modification, amendment or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company.
We also have assumed that any certificates or instruments representing the Securities will be, when issued, properly signed by authorized officers of the Company or their agents, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. We also have assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee.
We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America; (ii) the Delaware General Corporation Law and reported judicial decisions relating thereto; and (iii) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the state of New York.
In connection with our opinion expressed below, we have assumed that (i) at or prior to the time of the delivery of any Securities, the Registration Statement and any amendments thereto (including any necessary post-effective amendments) will have been declared effective under the Securities Act, that the registration will apply to such Securities and will not have been modified or rescinded; (ii) there will not have occurred any change in law affecting the validity of the issuance of such Securities or enforceability of the Debt Securities; (iii) the Debt Securities will only be issued pursuant to the Indenture in the form filed with the Registration Statement as an exhibit; and (iv) all applicable Company covenants restricting the issuance of the Debt Securities will have been waived. This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

(i)
The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

(ii)
The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

July 16, 2018

(iii)	The effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.
We express no opinion regarding the effectiveness of any waiver or stay, extension or usury laws, or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
Based upon the foregoing, we are of the opinion that:
(1) With respect to the Stock, up to 4,025,000 shares of Stock (excluding Conversion Stock) to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Equity Prospectus and in accordance with the resolutions adopted by the Board, will be validly issued, fully paid and nonassessable.
(2) With respect to the Debt Securities, up to $143,750,000 of the Debt Securities to be issued under the Indenture, when (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Board and, if required, of the stockholders of the Company; (ii) an Indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee; (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company; and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and any applicable definitive purchase, underwriting or similar agreement, and issued, sold and delivered in the manner and for the consideration duly approved by the Board and stated in the Registration Statement and the Debt Prospectus, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
(3) With respect to the Conversion Stock, up to 7,000,000 shares of Conversion Stock, when (i) the reservation of such Conversion Stock has been duly authorized by appropriate corporate action of the Board; and (ii) issued and delivered upon conversion of the Debt Securities in accordance with the provisions of the Debt Securities and the Indenture, will be validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting parts thereof and any amendments thereto.

[Concluding Paragraph Follows on Next Page]

July 16, 2018

This opinion is intended solely for use in connection with issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered on, and speaks only as of, the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP

4